UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2018

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

American Finance Trust, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2018 (the “Original 8-K”) solely for the purpose of clarifying the description of the term “Initial Share Price” contained in Item 1.01 under the heading “Multi-Year Outperformance Award” in the Original 8-K so that definition is consistent with meaning of the corresponding term in the relevant underlying agreement, the Advisor Multi-Year Outperformance Agreement, dated as of July 19, 2018, between American Finance Operating Partnership, L.P. and American Finance Advisors, LLC (the “OPP”) filed as Exhibit 10.4 to the Original 8-K. Except for Initial Share Price, capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Original 8-K. Except as specifically amended by this amendment, the Original 8-K remains unchanged.

Pursuant to the terms of the OPP, as approved by the Board based on the recommendation of FTI and the Compensation Committee, the Initial Share Price is equal to the average of the Fair Market Value (as defined in the OPP) of one share of the Company’s Class A common stock over the ten consecutive trading days immediately prior to the Effective Date, which is August 30, 2018, the 30th trading day following the Listing Date. Fair Market Value as defined in the OPP means, with respect to a share of Class A common stock following the Listing, the average closing price of Class A common stock for the ten consecutive trading days immediately preceding the date of the valuation. In the Original 8-K, the Initial Share Price was described as the average closing price of the Company’s Class A common stock on Nasdaq over the ten consecutive trading days immediately prior to the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: August 29, 2018	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chairman, Chief Executive Officer and President